Agreement and Plan of Reorganization

                                 by and between
                               Bayview Corporation
                              a Nevada corporation
                                       and
                                    Xpention
                             a Colorado corporation

                            dated: February 15, 2005







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                      AGREEMENT AND PLAN OF REORGANIZATION

                               Bayview Corporation
                                       and
                                    Xpention

         This Agreement and Plan of Reorganization ("Agreement"), dated as of February, 2005, among Bayview Corporation (BVC), a Nevada Corporation, Xpention ("XPI"), a Colorado Corporation, and the subscribing shareholders of Xpention ("XPI Shareholders") who will join this Agreement by execution.


                              W I T N E S S E T H:

         A. WHEREAS, XPI and BVC are corporations duly organized under the laws of the State of Colorado and Nevada, respectively.

         B. Plan of Reorganization. The subscribing XPI Shareholders are the owners of at least 100% of the issued and outstanding common stock of XPI. It is the intention that 100% of the issued and outstanding stock of XPI shall be acquired by BVC in exchange solely for its voting stock. For federal income tax purposes it is intended that this exchange shall qualify as a reorganization within the meaning of SEC 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. Exchange of Shares. BVC and the subscribing XPI Shareholders agree that 100% of the approximately 1,000 common shares issued and outstanding of XPI shall be exchanged with BVC for 1,100,000 shares of the common stock of BVC. The BVC shares, on the closing date, shall be delivered ratably divided to the individual subscribing shareholders of XPI in exchange for their XPI shares as hereinafter set forth.

         D. WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to the provisions of the Nevada Corporation Act.

         NOW, THEREFORE, it is agreed among the parties as follows:


                                    ARTICLE I

                                The Consideration

         1.1 Subject to the conditions set forth herein on the "Closing Date" (as herein defined), the subscribing Shareholders of XPI shall exchange all of their shares of XPI (constituting at least 100% of the issued and outstanding common stock of XPI) for


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1,100,000 common shares of BVC common stock. The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as practicable after joinder in this exchange by XPI Shareholders holding 100% of the outstanding XPI common shares, except that such transaction must be completed on or before February 28, 2005 or this Agreement shall expire unless extended in writing.

         All of the documents to be furnished to BVC and XPI, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to M.A. Littman, to be held in escrow until the Closing Date or the date of termination of this Agreement, whichever first occurs, and thereafter shall be promptly distributed to the parties as their interests may appear.

         1.2 At the Closing Date, XPI shall become a wholly owned subsidiary of BVC. Shareholders shall receive pro rata shares of voting common stock as follows:

                  BVC shall issue 1,100,000 of its shares of common stock for 100% of the outstanding common shares of XPI to the subscribing shareholders of XPI, ratably according to their interests.

         1.3 If this Agreement is duly executed by the holders of 100% of the outstanding common stock of XPI, subject to the other provisions hereof, it shall become effective, and such date of final execution shall be the effective date of this Agreement.


                                   ARTICLE II

                         Issuance and Exchange of Shares

         2.1 The shares of common stock of BVC shall be issued by it to the subscribing XPI shareholders at Closing.

         2.2 BVC represents that no outstanding options or warrants for its unissued shares exist.

2.3 The stock transfer books of XPI shall be closed on the Closing Date, and thereafter no transfers of the stock of XPI shall be made. XPI shall appoint M.
A. Littman as exchange agent ("Exchange Agent"), to accept surrender of the certificates representing the common shares of XPI, and to deliver in exchange for such surrendered certificates, shares of common stock of BVC.

         2.4 No fractional shares of BVC stock shall be issued as a result of the Agreement. Shares shall be rounded up to nearest whole share.

         2.5 At the Closing Date, each holder of a certificate or certificates representing common shares of XPI, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein.


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                                   ARTICLE III

                           Representations, Warranties
                            and Covenants of Xpention

         No representations or warranties are made by any director, officer, employee or shareholder of XPI as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "XPI Disclosure Statement"), if any. XPI hereby represents, warrants and covenants to BVC except as stated in the XPI Disclosure Statement, as follows:

         3.1 XPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Certificate of Incorporation and Bylaws of XPI are complete and accurate, and the minute books of XPI contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of XPI.

         3.2 The aggregate number of shares which XPI is authorized to issue is 100,000,000 shares of common stock of which 1,000 shares are issued and outstanding; and no shares of preferred stock.

         3.3 XPI has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by XPI will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of XPI.

         3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by XPI' Board of Directors.

         3.6 There are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the executive officers of XPI, threatened against XPI or affecting any of its assets or properties, and to the knowledge of XPI' officers, XPI is not in any material breach or violation of or default under any contract or instrument to which XPI is a party, or under its respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to XPI.


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         3.7 The representations and warranties of XPI shall be true and correct as of the date hereof and as of the Closing Date.

         3.8 No representation or warranty by XPI in this Agreement, the XPI Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.9 Prior to Closing, XPI will deliver to BVC audited financial statements of XPI dated December 31, 2004. All such statements, herein sometimes called "XPI Financial Statements," are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of XPI for the periods indicated. All financial statements of XPI will have been prepared in accordance with generally accepted accounting principles.

         3.10 Since the dates of the XPI Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of XPI. XPI does not have any material liabilities or obligations, secured or unsecured except as shown on the updated financials of XPI dated December 31, 2004 (whether accrued, absolute, contingent or otherwise).

                                   ARTICLE IV

                  Representations, Warranties and Covenants of
                              Bayview Corporation.

         No representations or warranties are made by any director, officer, employee or shareholder of BVC as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

         BVC hereby represents, warrants and covenants to XPI and its shareholders, except as stated in the BVC Disclosure Statement, as follows:

         4.1 BVC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of BVC, copies of which have been delivered to XPI, are complete and accurate, and the minute books of BVC contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of BVC.

         4.2 The aggregate number of shares which BVC is authorized to issue is 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 3,272,500 shares of such common stock are issued and outstanding, fully paid and non-assessable, and will be at the Closing under this Agreement. BVC will have, on the Closing Date, no outstanding options, warrants or other rights


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to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock. No preferred stock of BVC is outstanding.

4.3 BVC has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement. Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by BVC will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of BVC.

         4.4 BVC has filed all reports required under the Rules and Regulations of the Securities Exchange Act of 1934 with the exception of the 10QSB for period ended November 30, 2004, which is in the process of being prepared.

         4.5 The execution of this Agreement has been duly authorized and approved by the Board of Directors of BVC.

         4.6 BVC has delivered to XPI audited financial statements of BVC dated May 31, 2004, herein sometimes called "BVC Financial Statements," are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of BVC for the periods indicated. All statements of BVC will have been prepared in accordance with generally accepted accounting principles.

         4.7 Since the dates of the BVC Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of BVC. BVC does not have any material liabilities or obligations, secured or unsecured except as shown on the updated (unaudited) of BVC dated August 31,2004 (whether accrued, absolute, contingent or otherwise).

         4.8 There are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of BVC, threatened against BVC or affecting any of its assets or properties, and BVC is not in any material breach or violation of or default under any contract or instrument to which BVC is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by BVC under any contract or other instrument to which BVC is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to BVC.

         4.9 BVC shall not enter into or consummate any transactions prior to the Closing Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition except pursuant to the proposed minutes of the Board of Directors of BVC presented herewith for approval by XPI.

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         4.10 The representations and warranties of BVC shall be true and correct as of the date hereof and as of the Closing Date.

         4.11 BVC corporate books and records are true records of its actions. BVC will also deliver to XPI on or before the Closing Date any reports relating to the financial and business condition of BVC which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.12  BVC has no employee benefit plan in effect at this time.

         4.13 BVC is not current in its filing obligations under the federal securities laws. No report filed by BVC with the Securities and Exchange Commission contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading, and all such reports comply as to form and substance in all material respects with all applicable SEC requirements.

         4.14 BVC agrees that all rights to indemnification now existing in favor of the employees, agents, directors or officers of XPI and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms, and BVC expressly assumes such indemnification obligations of XPI.

         4.15 BVC shall file within 10 days hereafter, the 10QSB which is currently due to be filed with the Securities Exchange Commission pursuant to
Section 13 and Section 15d of the Securities exchange Act of 1034.

                                    ARTICLE V

               Obligations of the Parties Pending the Closing Date

         5.1 At all times prior to the Closing Date during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. The recipient of such information shall at all times protect such information from disclosure, other than disclosure required by rule, regulation, or law, other than to members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such

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party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made,
(b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.2 BVC and XPI shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI

                             Procedure For Exchange

         6.1 At the Closing Date, the exchange shall be effected upon completion of all conditions in Article VII and receipt by M. A. Littman, as Escrow Agent, of the XPI common stock certificates representing 100% of the issued and outstanding common stock of XPI, together with the signed Exchange Agreement, containing the information necessary to issue the BVC shares to the exchanging shareholders of XPI, by instructing the transfer agent of BVC to issue the new certificates and sending the certificates of BVC by Federal Express to the exchanging shareholders.

                                   ARTICLE VII

                           Conditions Precedent to the
                          Consummation of the Exchange

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         7.1 XPI and BVC shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Closing Date and BVC and XPI shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

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         7.2 This Agreement, the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at meetings of the shareholders of XPI duly and properly called for such purpose in accordance with the applicable laws.

         7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.4 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for XPI and BVC.

         7.5 The representations and warranties made by XPI and BVC in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date.

         7.6  XPI shall have furnished BVC with:

                  (1) Audited Financial Statements to December 31, 2004 prepared in accordance with Securities Exchange Regulations as applicable.

7.7 a) BVC shall furnish XPI with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of BVC, approving this Agreement and the transactions contemplated by it, and appointing new officers and directors as contemplated in this agreement.

                  b) BVC shall have filed its 10Qsb for period ended November 30, 2004 with the Securities Exchange Commission pursuant to applicable rules.

                                  ARTICLE VIII

                           Termination and Abandonment

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to the Closing Date:

                  (a)      By mutual consent of XPI and BVC;

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                  (b) By XPI, or BVC, if any condition set forth in Article VII relating to the other party has not been met by the effective date or has not been waived in writing by the other party;

                  (c) By XPI, or BVC, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

                  (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

                  (e) By any party if the Closing Date passes without performance.

         8.2 Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

                        Termination of Representation and
                        Warranties and Certain Agreements

         9.1 The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished three years after the Closing Date of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.

                                    ARTICLE X

                                  Miscellaneous

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         10.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to

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provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.4 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of XPI.

         10.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To: Xpention:


To:  Bayview Corporation:

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of XPI and BVC. However, either XPI or BVC may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         10.7 The Board of Directors of BVC shall appoint the following individuals to the Board of Directors of BVC concurrent with the closing of the transaction contemplated in this agreement :

         1.       David Kittrell

         2.       Bruce Vermeulen

         10.8 Mssrs. Kittrell and Vermeulen shall be appointed effective immediately and the resignation of the current Board members shall be effective the at the close of the Meeting at which new directors are appointed.

         10.10 Mssrs. Ng and Federico shall resign as officers at closing, on the form provided by XPI.


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         IN WITNESS WHEREOF, the parties have set their hands and seals this
15th day of February, 2005.

                                    Bayview Corporation

                                    By: /s/ Greg Yanke
                                      ------------------------------------------
                                      Greg Yanke as attorney-in-fact for Luigi
                                      Federico, President


                                    Attest: /s/ Greg Yanke
                                            ----------------------------------
                                            Greg Yanke as attorney-in-fact for
                                            Paul Ng, Secretary

                                    Xpention


                                    By: /s/ David M. Kittrell
                                      ------------------------------------------
                                             President

                                    Attest: /s/ David M. Kittrell
                                            ------------------------------------
                                             Secretary

     Xpention SHAREHOLDERS (by signature below or pursuant to execution of the Exchange Agreement and Representations incorporating this Agreement by reference.)

         Signatures                         Please Print Names

         1 David M. Kittrell                David M. Kittrell
           -----------------                -----------------


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